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                                                                    EXHIBIT 23.2


                         MICHAEL TROKEY & COMPANY, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS
                               10411 CLAYTON ROAD
                              ST. LOUIS, MO  63131



The Board of Directors
First Missouri Bancshares, Inc.



We consent to the incorporation by reference in the registration statement of First Missouri Bancshares, Inc. on Form S-8 (File No. 33-82228) of our report dated November 10, 1995, of our audit of the consolidated financial statements of First Missouri Bancshares, Inc. as of September 30, 1995, and for the year then ended, which report is incorporated by reference in this Annual Report on Form 10-K.


                                                  MICHAEL TROKEY & COMPANY, P.C.



St. Louis, Missouri
December 20, 1996


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